ARTHUR ANDERSEN








                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated June 5, 2000, of our reports dated February 4, 2000 (except with respect to certain matters discussed in Note 10, as to which the date is February 17,
2000) and May 18, 1999, with reference to Cavion Technologies, Inc.'s Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



                                   /s/ Arthur Andersen LLP

Denver, Colorado,
   June 2, 2000.